Exhibit 10.8

                             MARTIN & COMPANY, L.P.
                               Investment Counsel
                          Two Centre Square, Suite 200
                                 625 Gay Street
                           Knoxville, Tennessee 37902

         This agreement is made by and between Martin & Company, L.P., a Tennessee Limited partnership ("Martin & Co.") and American Life and Annuity Company ("Client").

         Martin & Co. and Client agree as follows:

         1. SERVICES. Client wishes to retain the services of Martin & Co. to render investment advisory in the supervision and management of the assets in its investment account, and Martin & Co. wishes to render such services to Client.

         2. CUSTODIAN. Client will place the account in the possession of such custodian(s) as Client may from time to time designate. Martin & Co. will not have, at any time, possession of any of Client's investment account assets, whether they be securities, cash or other assets.

         3. AUTHORITY TO MANAGE AND SUPERVISE INVESTMENT ACCOUNT ASSETS. Client authorizes Martin & Co., from time to time and in its sole discretion, to direct the custodian and brokers to sell, purchase, invest, reinvest, exchange, retain, deposit or otherwise trade in or dispose of Client's investment account assets and such authority shall specifically extend to Option Contracts. Martin & Co. is further authorized to direct the manner, method, time, and place of such trading and disposition. This agreement shall serve as client's consent and authority for all such action or nonaction taken in the discretion of Martin & Co. and Client's authorization that Martin & Co. and Client's authorization that Martin & Co. may deal with Client's account assets without seeking further consent from Client. Client's investment account assets shall include all income and proceeds from and additions to such assets.

         4. USE OF BROKER'S SERVICES. Client understands that certain brokerage firms will furnish securities research and statistical information to Martin & Co. and that Martin & Co. will place some of its securities brokerage transactions with such firms. Subject to Martin & Co.'s agreement to obtain execution of brokerage orders for Client's investment account on the most favorable terms. Client consents to the placement of orders for brokerage transactions for Client's investment account with such firms.

         5. OTHER CLIENTS. Client acknowledges and agrees that Martin & Co. may act for other clients.

         6. NO WAIVER. No provision of this Agreement shall be considered as a waiver of any rights Client may have in connection with any failure by Martin & Co. to comply with my applicable law or regulation.


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         7. NO ASSIGNMENT. Martin & Co. shall make no assignment without the consent of Client, and Client shall make no such assignment without the consent of Martin & Co. Martin & Co. will notify Client of any change in the membership of its partnership within a reasonable time after any such change.

         8. FEES. Annual fees for the services rendered by Martin & Co. pursuant to this Agreement are set forth on the Fee Schedule attached to this Agreement and made part of it. Martin & Co. will bill client for such fees quarterly, at the end of each calendar quarter based on the value of the account at the end of such quarter, and Client agrees that payment shall be made from Client's investment account by the custodian.

         9. TERM. This Agreement shall become effective on the date set forth below and shall continue in full force and effect until terminated. This Agreement may be terminated by either party upon 30 days prior written notice to the other.

         10. DISCLOSURE. By signing below, Client acknowledges receipt of Part II of the Form ADV of Martin & Co. on this 11th day of 1997.

CLIENT:

         Name: American Life and Annuity Company
               -----------------------------------------------------------

         Address: P.O. Box 11146, Knoxville, TN  37939
                  --------------------------------------------------------

         Social Security or ID Number: 62-1493545
                                       -----------------------------------

         By:   /s/Lila Pfleger
              ------------------------------------------------------------
                  Lila Pfleger, Treasurer

MARTIN & COMPANY, L.P.

         By: /s/ A. David Martin
             -------------------------------------------------------------
                 A. David Martin, President

Effective Date of this Agreement: July 11, 1997
                                  ----------------------------------------

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                                MARTIN & COMPANY

                   ANNUAL FEE SCHEDULE - FIXED INCOME ACCOUNTS

                            0.30% . . . First Million
                            0.25% . . . All over $5 Million

                           MINIMUM ANNUAL FEE . . .

         Fees are billed at the end of each calendar quarter based on the current market value of the account.

         Contracts are subject to cancellation by either party on 30 days written notice with fees prorated to the date of cancellation.